IMMEDIATE RELEASE

TOWNSQUARE ANNOUNCES FOURTH QUARTER AND FULL YEAR 2023 RESULTS
ANNOUNCES INCREASE IN DIVIDEND

Digital Growth and Strong Profit Margins Across Segments Contribute to Strong Cash Flow Growth:
Generated $68 Million of Cash Flow from Operations, +35% Year-over-Year

Purchase, NY – March 15, 2024 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare”, the "Company," "we," "us," or "our") announced today its financial results for the fourth quarter and year ended December 31, 2023.

“I am pleased to share that Townsquare’s fourth quarter results met or exceeded our previously issued guidance, and our full year results met the guidance that we issued at the start of 2023. 2023 net revenue (excluding political) decreased -0.9% year-over-year, and -1.9% in total, to $454.2 million, the second highest revenue amount in Townsquare’s history. 2023 Adjusted EBITDA (excluding political) decreased -9.1% year-over-year, and -12.1% in total, to $100.0 million. Our Digital Advertising segment delivered net revenue and Adjusted Operating Income growth this year (each +7% year-over-year), offsetting weakness in the national and network marketplace, and first-time hurdles in our Subscription Digital Marketing Solutions segment. In total, Digital now represents 51% of Townsquare’s 2023 net revenue and 55% of our 2023 Adjusted Operating Income, and maintained a 30% Adjusted Operating Income margin, consistent with 2022's margin,” commented Bill Wilson, Chief Executive Officer of Townsquare Media, Inc. “The strong cash generation characteristics of our assets allowed us to produce $68 million of cash flow from operations in 2023, an increase of $18 million, or +35%, as compared to the prior year. We could not be more pleased to share that given our strong cash position, we were able to repurchase and retire approximately $27 million of our Unsecured Senior Notes at a discount during the year. In addition, we repurchased $17 million of our common stock, and paid a high-yielding dividend while also investing in our business. We also ended the year with a strong cash balance of $61 million and net leverage of 4.43x, retaining financial flexibility moving forward.”

Mr. Wilson continued, “Despite the lack of tailwinds at our back in 2023, I am very pleased with how the Townsquare team navigated the progressively challenging economic landscape. We outperformed competitors and gained market share due to our local focus and our digital platform. I believe that our performance over the past several years has demonstrated the efficacy of our Digital First Local Media strategy, and validated our focus on local markets outside of the Top 50 U.S. cities, reinvigorating my confidence in our business model and our path moving forward.”

The Company announced today that its Board of Directors approved a quarterly cash dividend of $0.1975 per share. The dividend will be payable on May 1, 2024 to shareholders of record as of the close of business on April 5, 2024. As of yesterday’s closing price that reflects a dividend yield of approximately 8%.

“The Board’s decision to increase the dividend reflects their ongoing confidence in our current capitalization, the strength of our balance sheet, our free cash flow generation, and our business strategy. Our quarterly cash dividend of $0.1975 per share, or $0.79 per share on an annual basis, reflects a +5.3% increase from the prior dividend,” concluded Mr. Wilson.

Segment Reporting
We have three reportable operating segments, Subscription Digital Marketing Solutions, Digital Advertising and Broadcast Advertising. The Subscription Digital Marketing Solutions segment includes our subscription digital marketing solutions business, Townsquare Interactive. The Digital Advertising segment, marketed externally as Townsquare Ignite, includes digital advertising on our owned and operated digital properties, our first party data digital management platform and our digital programmatic advertising platform. The Broadcast Advertising segment includes our local, regional, and national advertising products and solutions delivered via terrestrial radio broadcast, and other miscellaneous revenue that is associated with our broadcast advertising platform. The remainder of our business is reported in the Other category, which includes our live events business.

Fourth Quarter Results*
•As compared to the fourth quarter of 2022:
•Net revenue decreased 4.6%, and 2.7% excluding political
•Net income decreased $5.8 million
•Adjusted EBITDA decreased 12.7%
•Total Digital net revenue decreased 6.4%
•Subscription Digital Marketing Solutions (“Townsquare Interactive”) net revenue decreased 14.5%
•Digital Advertising net revenue decreased 1.5%
•Total Digital Adjusted Operating Income decreased 17.9%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 11.3%
•Digital Advertising Adjusted Operating Income decreased 21.4%
•Broadcast Advertising net revenue decreased 2.5%, and increased 1.3% excluding political
•Diluted loss per share was $0.14, and Adjusted Net Income per diluted share was $0.34

Full Year Results*
•As compared to the year ended December 31, 2022:
•Net revenue decreased 1.9%, and 0.9% excluding political
•Net income decreased $57.4 million
•Adjusted EBITDA decreased 12.1%
•Total Digital net revenue increased 0.8%
•Subscription Digital Marketing Solutions net revenue decreased 9.1%
•Digital Advertising net revenue increased 7.1%
•Total Digital Adjusted Operating Income increased 0.5%
•Subscription Digital Marketing Solutions Adjusted Operating Income decreased 11.0%
•Digital Advertising Adjusted Operating Income increased 7.5%
•Broadcast Advertising net revenue decreased 5.4%, and 3.6% excluding political
•Repurchased an aggregate $27.1 million of our 2026 Secured Senior Notes below par
•Repurchased 1.7 million shares of the Company’s common stock
*See below for discussion of non-GAAP measures.

Guidance
For the first quarter of 2024, net revenue is expected to be between $98.5 million and $100 million, and Adjusted EBITDA is expected to be between $17.5 million and $18.5 million.

For the full year 2024, net revenue guidance is expected to be between $440 million and $460 million, and Adjusted EBITDA guidance is expected to be between $100 million and $110 million.

Quarter Ended December 31, 2023 Compared to the Quarter Ended December 31, 2022

Net Revenue
Net revenue for the three months ended December 31, 2023 decreased $5.5 million, or 4.6%, to $114.8 million as compared to $120.3 million in the same period in 2022. Subscription Digital Marketing Solutions net revenue decreased $3.2 million, or 14.5%, and Broadcast Advertising net revenue decreased $1.5 million, or 2.5%, as compared to the same period in 2022. Digital Advertising net revenue decreased $0.5 million, or 1.5% and Other net revenue decreased $0.2 million, or 15.7%, as compared to the same period in 2022. Excluding political revenue of $1.7 million and $4.0 million for the three months ended December 31, 2023 and 2022, respectively, net revenue decreased $3.2 million, or 2.7%, to $113.1 million, Digital Advertising net revenue decreased $0.4 million, or 1.1%, to $36.4 million, and Broadcast Advertising net revenue increased $0.7 million, or 1.3%, to $56.3 million.

Net (Loss) Income
For the quarter ended December 31, 2023, we reported net loss of $1.9 million, as compared net income of $3.9 million in the same period last year, primarily due to a $14.0 million increase in non-cash impairment charges, and a $5.5 million decrease in net revenue, partially offset by a $10.0 million increase in income tax benefits, a $2.4 million decrease in corporate expenses due to lower compensation and a $1.8 million decrease in transaction and business realignment costs. Adjusted Net Income decreased $2.2 million, primarily driven by the decrease in net revenue and a lower provision for income taxes.

Adjusted EBITDA
Adjusted EBITDA for the three months ended December 31, 2023 decreased $3.6 million, or 12.7%, to $24.8 million, as compared to $28.4 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $1.6 million, or 6.5%, to $23.4 million, as compared to $25.0 million in the same period last year.

Year Ended December 31, 2023 Compared to the Year Ended December 31, 2022

Net Revenue
Net revenue for the year ended December 31, 2023, decreased $8.8 million, or 1.9%, to $454.2 million as compared to $463.1 million in the same period in 2022. Broadcast Advertising net revenue decreased $12.2 million, or 5.4%, and Subscription Digital Marketing Solutions net revenue decreased $8.2 million, or 9.1%. These declines were partially offset by Digital Advertising net revenue which increased $9.9 million, or 7.1%, and Other net revenue which increased $1.6 million, or 18.6%, as compared to the same period in 2022. Excluding political revenue of $2.9 million and $7.5 million for the year ended December 31, 2023 and 2022, respectively, net revenue decreased $4.2 million, or 0.9% to $451.3 million, Digital Advertising net revenue increased $10.2 million, or 7.3%, to $150.1 million, and Broadcast Advertising net revenue decreased $7.8 million, or 3.6%, to $209.0 million.

Net (Loss) Income
For the year ended December 31, 2023, we reported a net loss of $43.0 million, as compared to net income of $14.4 million in the same period last year, primarily driven by a $59.5 million increase in non-cash impairment charges, a decrease in net revenue of $8.8 million, a $4.3 million increase in direct operating expenses and a $4.2 million increase in stock-based compensation, partially offset by an $8.0 million increase in other income (expense) due to sales of investments and digital assets in 2023 and a $3.3 million decrease in transaction and business realignment costs. Adjusted Net Income decreased $11.4 million, primarily driven by the decrease in net revenue and an increase of $4.3 million in direct operating expenses, partially offset by a lower provision for income taxes.

Adjusted EBITDA
Adjusted EBITDA for the year ended December 31, 2023 decreased $13.7 million, or 12.1% to $100.0 million, as compared to $113.7 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $9.8 million, or 9.1%, to $97.5 million, as compared to $107.3 million in the same period last year.

Liquidity and Capital Resources
As of December 31, 2023, we had a total of $61.0 million of cash and cash equivalents and $503.6 million of outstanding indebtedness, representing 5.04x and 4.43x gross and net leverage, respectively, based on Adjusted EBITDA for the year ended December 31, 2023, of $100.0 million.

The table below presents a summary, as of March 12, 2024, of our outstanding common stock.

Security	Number Outstanding	Description
Class A common stock	15,818,046	One vote per share.
Class B common stock	815,296	10 votes per share.[1]
Total	16,633,342
[1] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain fourth quarter 2023 financial results and 2024 guidance on Friday, March 15, 2024 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-888-886-7786 (U.S. & Canada) or 1-416-764-8658 (International) and the confirmation code is 45395390. A live webcast of the conference call will also be available on the investor relations page of the Company’s website at www.townsquaremedia.com.

A replay of the conference call will be available through March 22, 2024. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 45395390. A web-based archive of the conference call will also be available at the above website.

About Townsquare Media, Inc.
Townsquare is a community-focused digital media and digital marketing solutions company with market leading local radio stations, principally focused outside the top 50 markets in the U.S. Our assets include a subscription digital marketing services business, Townsquare Interactive, providing website design, creation and hosting, search engine optimization, social media and online reputation management as well as other digital monthly services for approximately 24,000 SMBs; a robust digital advertising division, Townsquare Ignite, a powerful combination of a) an owned and operated portfolio of more than 400 local news and entertainment websites and mobile apps along with a network of leading national music and entertainment brands, collecting valuable first party data and b) a proprietary digital programmatic advertising technology stack with an in-house demand and data management platform; and a portfolio of 350 local terrestrial radio stations in 74 U.S. markets strategically situated outside the Top 50 markets in the United States. Our portfolio includes local media brands such as WYRK.com, WJON.com and NJ101.5.com, and premier national music brands such as XXLmag.com, TasteofCountry.com, UltimateClassicRock.com, and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include the impact of general economic conditions in the United States, or in the specific markets in which we currently do business including supply chain disruptions, inflation, labor shortages and the effect on advertising activity, industry conditions, including existing competition and future competitive technologies, the popularity of radio as a broadcasting and advertising medium, cancellations, disruptions or postponements of advertising schedules in response to national or world events, our ability to develop and maintain digital technologies and hire and retain technical and sales talent, our dependence on key personnel, our capital expenditure requirements, our continued ability to identify suitable acquisition targets, and consummate and integrate any future acquisitions, legislative or regulatory requirements, risks and uncertainties relating to our leverage and changes in interest rates, our ability to obtain financing at times, in amounts and at rates considered appropriate by us, our ability to access the capital markets as and when needed and on terms that we consider favorable to us and other factors discussed in this section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this report and under “Risk Factors” in our 2023 Annual Report on Form 10-K, for the year ended December 31, 2023, filed with the SEC on March 15, 2024, as well as other risks discussed from time to time in our filings with the SEC. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. The forward-looking statements included in this report are made only as of the date hereof or as of the date specified herein. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).

We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairments and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income before the deduction of income taxes, interest expense, net, gain on repurchases of debt, transaction and business realignment costs, depreciation and amortization, stock-based compensation, impairments, net loss (gain) on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income before the deduction of transaction and business realignment costs, impairments, change in fair value of investment, net loss (gain) on sale and retirement of assets, gain on repurchases of debt, gain on sale of digital assets, gain on insurance recoveries and net income attributable to non-controlling interest, net of income taxes stated at the Company's applicable statutory effective tax rate. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of December 31, 2023, divided by our Adjusted EBITDA for the twelve months ended December 31, 2023. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies.

We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net loss (gain) on sale and retirement of assets, business realignment costs and certain impairments. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share, and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$61,046	$43,417
Accounts receivable, net of allowance for credit losses of $4,041 and $5,946, respectively	60,780	61,234
Prepaid expenses and other current assets	10,356	16,037
Total current assets	132,182	120,688
Property and equipment, net	110,194	113,846
Intangible assets, net	200,306	276,838
Goodwill	157,270	161,385
Investments	3,542	19,106
Operating lease right-of-use assets	46,887	50,962
Other assets	1,165	1,197
Restricted cash	503	496
Total assets	$652,049	$744,518
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,036	$4,127
Deferred revenue	9,059	10,669
Accrued compensation and benefits	13,085	14,831
Accrued expenses and other current liabilities	25,112	17,876
Operating lease liabilities, current	9,376	9,008
Accrued interest	14,420	15,203
Total current liabilities	76,088	71,714
Long-term debt, net of deferred finance costs of $3,960 and $6,324, respectively	499,658	524,442
Deferred tax liability	11,856	18,748
Operating lease liability, net of current portion	41,437	45,107
Other long-term liabilities	13,099	15,428
Total liabilities	642,138	675,439
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,023,767 and 12,964,312 shares issued and outstanding, respectively	140	130
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 815,296 and 815,296 shares issued and outstanding, respectively	8	8
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,961,341 and 3,461,341 shares issued and outstanding, respectively	20	35
Total common stock	168	173
Treasury stock, at cost; 183,768 and 0 shares of Class A common stock, respectively	(2,177)	—
Additional paid-in capital	310,612	309,645
Accumulated deficit	(302,193)	(244,298)
Non-controlling interest	3,501	3,559
Total stockholders’ equity	9,911	69,079
Total liabilities and stockholders’ equity	$652,049	$744,518

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net revenue	$114,786	$120,276	$454,231	$463,077
Operating costs and expenses:
Direct operating expenses, excluding depreciation, amortization, and stock-based compensation	83,896	83,350	329,197	324,931
Depreciation and amortization	4,704	5,498	19,200	19,044
Corporate expenses	6,112	8,536	25,023	24,428
Stock-based compensation	1,805	1,367	8,033	3,797
Transaction and business realignment costs	405	2,168	1,169	4,448
Impairment of intangible assets, investments, goodwill and long-lived assets	24,881	10,917	90,578	31,114
Net loss (gain) on sale and retirement of assets	873	63	170	(275)
Total operating costs and expenses	122,676	111,899	473,370	407,487
Operating (loss) income	(7,890)	8,377	(19,139)	55,590
Other expense (income):
Interest expense, net	9,034	9,790	37,249	39,828
Gain on repurchases of debt	—	—	(1,249)	(108)
Other expense (income), net	476	158	(5,975)	2,044
(Loss) income from operations before tax	(17,400)	(1,571)	(49,164)	13,826
Income tax benefit	(15,522)	(5,503)	(6,142)	(564)
Net (loss) income	$(1,878)	$3,932	$(43,022)	$14,390

Net (loss) income attributable to:
Controlling interests	$(2,341)	$3,459	$(44,961)	$12,337
Non-controlling interests	463	473	1,939	2,053
Net (loss) income	$(1,878)	$3,932	$(43,022)	$14,390

Basic (loss) income per share	$(0.14)	$0.20	$(2.68)	$0.73

Diluted (loss) income per share	$(0.14)	$0.20	$(2.68)	$0.68

Weighted average shares outstanding:
Basic	16,357	17,141	16,761	16,991
Diluted	16,357	17,439	16,761	18,204

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)

	Year Ended December 31,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(43,022)	$14,390
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	19,200	19,044
Amortization of deferred financing costs	2,086	1,879
Non-cash lease expense	96	11
Net deferred taxes and other	(6,892)	(1,333)
Allowance for credit losses	4,265	3,015
Stock-based compensation expense	8,033	3,797
Gain on repurchases of debt	(1,249)	(108)
Trade and barter activity, net	(1,465)	(4,626)
Impairment of intangible assets, investments, goodwill and long-lived assets	90,578	31,114
Realized gain on sale of digital assets	(839)	—
Gain on sale of investment	(5,210)	—
Unrealized loss on investment	388	2,073
Content rights acquired	—	(19,784)
Amortization of content rights	4,867	4,315
Change in content rights liabilities	(2,997)	16,297
Other	(291)	(837)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(3,900)	(7,185)
Prepaid expenses and other assets	6,198	(4,719)
Accounts payable	982	(1,608)
Accrued expenses	(2,268)	(4,621)
Accrued interest	(783)	(551)
Other long-term liabilities	50	(378)
Net cash provided by operating activities	67,827	50,185
Cash flows from investing activities:
Payment for acquisition	—	(18,485)
Purchase of property and equipment	(14,979)	(15,828)
Purchase of digital assets	—	(4,997)
Proceeds from sale of digital assets	2,975	—
Proceeds from insurance recoveries	774	578
Proceeds from sale of assets and investment related transactions	7,661	968
Net cash used in investing activities	(3,569)	(37,764)
Cash flows from financing activities:
Repurchases of 2026 Notes	(25,621)	(18,850)
Dividend payments	(9,344)	—
Proceeds from stock options exercised	6,750	790
Repurchases of stock	(16,645)	(225)
Withholdings for shares issued under the ESPP	729	753
Cash distribution to non-controlling interests	(1,997)	(1,820)
Repayments of capitalized obligations	(494)	(155)
Net cash used in financing activities	(46,622)	(19,507)
Cash and cash equivalents and restricted cash:
Net increase (decrease) in cash, cash equivalents and restricted cash	17,636	(7,086)
Beginning of period	43,913	50,999
End of period	$61,549	$43,913

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)

	Year Ended December 31,
	2023	2022
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$37,547	$38,603
Income taxes	1,412	1,198

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$3,279	$—
Deferred payments for software licenses	3,889	—
Investments acquired in exchange for advertising(1)	—	4,161
Property and equipment acquired in exchange for advertising(1)	997	1,198
Accrued capital expenditures	85	158

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of operating lease liabilities, included in operating cash flows	$11,747	$10,909
Right-of-use assets obtained in exchange for operating lease obligations	5,687	10,944

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$61,046	$43,417
Restricted cash	503	496
	$61,549	$43,913
(1) Represents total advertising services provided by the Company in exchange for property and equipment and equity interests acquired during each of the years ended December 31, 2023 and 2022, respectively.

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$19,134	$22,381	(14.5)%	$82,220	$90,402	(9.1)%
Digital Advertising	36,434	36,976	(1.5)%	150,276	140,355	7.1%
Broadcast Advertising	57,903	59,359	(2.5)%	211,725	223,879	(5.4)%
Other	1,315	1,560	(15.7)%	10,010	8,441	18.6%
Net revenue	114,786	120,276	(4.6)%	454,231	463,077	(1.9)%
Subscription Digital Marketing Solutions Expenses	13,270	15,769	(15.8)%	58,973	64,282	(8.3)%
Digital Advertising expenses	26,715	24,603	8.6%	104,381	97,661	6.9%
Broadcast Advertising expenses	42,198	41,480	1.7%	156,056	155,355	0.5%
Other expenses	1,713	1,498	14.4%	9,787	7,633	28.2%
Direct operating expenses	83,896	83,350	0.7%	329,197	324,931	1.3%
Depreciation and amortization	4,704	5,498	(14.4)%	19,200	19,044	0.8%
Corporate expenses	6,112	8,536	(28.4)%	25,023	24,428	2.4%
Stock-based compensation	1,805	1,367	32.0%	8,033	3,797	111.6%
Transaction and business realignment costs	405	2,168	(81.3)%	1,169	4,448	(73.7)%
Impairment of intangible assets, investments, goodwill and long-lived assets	24,881	10,917	127.9%	90,578	31,114	191.1%
Net loss (gain) on sale and retirement of assets	873	63	1,285.7%	170	(275)	(161.8)%
Total operating costs and expenses	122,676	111,899	9.6%	473,370	407,487	16.2%
Operating (loss) income	(7,890)	8,377	(194.2)%	(19,139)	55,590	(134.4)%
Other expense (income):
Interest expense, net	9,034	9,790	(7.7)%	37,249	39,828	(6.5)%
Gain on repurchases of debt	—	—	**	(1,249)	(108)	**
Other expense (income), net	476	158	201.3%	(5,975)	2,044	(392.3)%
(Loss) income from operations before tax	(17,400)	(1,571)	1,007.6%	(49,164)	13,826	(455.6)%
Income tax benefit	(15,522)	(5,503)	182.1%	(6,142)	(564)	989.0%
Net (loss) income	$(1,878)	$3,932	(147.8)%	$(43,022)	$14,390	(399.0)%
** not meaningful

The following table presents Net revenue and Adjusted Operating Income by segment, for the three and twelve months ended December 31, 2023, and 2022, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$19,134	$22,381	(14.5)%	$82,220	$90,402	(9.1)%
Digital Advertising	36,434	36,976	(1.5)%	150,276	140,355	7.1%
Digital	55,568	59,357	(6.4)%	232,496	230,757	0.8%
Broadcast Advertising	57,903	59,359	(2.5)%	211,725	223,879	(5.4)%
Other	1,315	1,560	(15.7)%	10,010	8,441	18.6%
Net revenue	$114,786	$120,276	(4.6)%	$454,231	$463,077	(1.9)%
Subscription Digital Marketing Solutions	$5,864	$6,612	(11.3)%	$23,247	$26,120	(11.0)%
Digital Advertising	9,719	12,373	(21.4)%	45,895	42,694	7.5%
Digital	15,583	18,985	(17.9)%	69,142	68,814	0.5%
Broadcast Advertising	15,705	17,879	(12.2)%	55,669	68,524	(18.8)%
Other	(398)	62	(741.9)%	223	808	(72.4)%
Adjusted Operating Income	$30,890	$36,926	(16.3)%	$125,034	$138,146	(9.5)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and twelve months ended December 31, 2023, and 2022, respectively (in thousands):

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2023	2022	% Change	2023	2022	% Change
Subscription Digital Marketing Solutions	$19,134	$22,381	(14.5)%	$82,220	$90,402	(9.1)%
Digital Advertising	36,434	36,976	(1.5)%	150,276	140,355	7.1%
Digital	55,568	59,357	(6.4)%	232,496	230,757	0.8%
Broadcast Advertising	57,903	59,359	(2.5)%	211,725	223,879	(5.4)%
Other	1,315	1,560	(15.7)%	10,010	8,441	18.6%
Net revenue	$114,786	$120,276	(4.6)%	$454,231	$463,077	(1.9)%
Subscription Digital Marketing Solutions political revenue	—	—	—	—	—	—
Digital Advertising political revenue	75	204	(63.2)%	202	501	(59.7)%
Broadcast Advertising political revenue	1,582	3,783	(58.2)%	2,700	7,021	(61.5)%
Other political revenue	—	—	—	—	—	—
Political revenue	$1,657	$3,987	(58.4)%	$2,902	$7,522	(61.4)%
Subscription Digital Marketing Solutions net revenue (ex. political)	$19,134	$22,381	(14.5)%	$82,220	$90,402	(9.1)%
Digital Advertising net revenue (ex. political)	36,359	36,772	(1.1)%	150,074	139,854	7.3%
Digital net revenue (ex. political)	55,493	59,153	(6.2)%	232,294	230,256	0.9%
Broadcast Advertising political net revenue (ex. political)	56,321	55,576	1.3%	209,025	216,858	(3.6)%
Other net revenue (ex. political)	1,315	1,560	(15.7)%	10,010	8,441	18.6%
Net revenue (ex. political)	$113,129	$116,289	(2.7)%	$451,329	$455,555	(0.9)%
** not meaningful

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and twelve months ended December 31, 2023, and 2022, respectively (in thousands, except per share data):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(1,878)	$3,932	$(43,022)	$14,390
Income tax benefit	(15,522)	(5,503)	(6,142)	(564)
(Loss) income from operations before taxes	(17,400)	(1,571)	(49,164)	13,826
Transaction and business realignment costs	405	2,168	1,169	4,448
Impairment of intangible assets, investments, goodwill and long-lived assets	24,881	10,917	90,578	31,114
Net loss (gain) on sale and retirement of assets	873	63	170	(275)
Gain on repurchases of debt	—	—	(1,249)	(108)
Gain on sale of digital assets	—	—	(839)	—
Gain on sale of investments	—	—	(5,210)	—
Change in fair value of investment	(105)	139	388	2,073
Gain on insurance recoveries	(53)	(126)	(774)	(578)
Net income attributable to non-controlling interest, net of income taxes	(463)	(473)	(1,939)	(2,053)
Adjusted net income before income taxes	8,138	11,117	33,130	48,447
Income tax provision	2,066	2,835	8,411	12,356
Adjusted Net Income	$6,072	$8,282	$24,719	$36,091

Adjusted Net Income Per Share:
Basic	$0.37	$0.48	$1.47	$2.12
Diluted	$0.34	$0.47	$1.40	$1.98

Weighted average shares outstanding:
Basic	16,357	17,141	16,761	16,991
Diluted	17,639	17,439	17,604	18,204

(1) Income tax provision for the three and twelve months ended December 31, 2023 and 2022 was calculated using the Company's statutory effective tax rate.

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA, Adjusted EBITDA (Excluding Political), and Adjusted EBITDA Less Interest, Capex and Taxes for the three and twelve months ended December 31, 2023, and 2022, respectively (dollars in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Net (loss) income	$(1,878)	$3,932	$(43,022)	$14,390
Income tax benefit	(15,522)	(5,503)	(6,142)	(564)
Interest expense, net	9,034	9,790	37,249	39,828
Gain on repurchases of debt	—	—	(1,249)	(108)
Depreciation and amortization	4,704	5,498	19,200	19,044
Stock-based compensation	1,805	1,367	8,033	3,797
Transaction and business realignment costs	405	2,168	1,169	4,448
Impairment of intangible assets, investments, goodwill and long-lived assets	24,881	10,917	90,578	31,114
Other (a)	1,349	221	(5,805)	1,769
Adjusted EBITDA	$24,778	$28,390	$100,011	$113,718
Political Adjusted EBITDA	(1,408)	(3,389)	(2,467)	(6,394)
Adjusted EBITDA (Excluding Political)	$23,370	$25,001	$97,544	$107,324
Political Adjusted EBITDA	1,408	3,389	2,467	6,394
Net cash paid for interest	(274)	(319)	(37,547)	(38,603)
Capital expenditures	(3,606)	(2,728)	(14,979)	(15,828)
Cash paid for taxes	(290)	(149)	(1,412)	(1,198)
Adjusted EBITDA Less Interest, Capex and Taxes	$20,608	$25,194	$46,073	$58,089
(a) Other includes net loss on sale and retirement of assets and other expense (income), net.

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income (loss) by segment for the three months ended December 31, 2023, and 2022 (in thousands):

	Three Months Ended December 31, 2023
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$5,355	$9,489	$(11,391)	$(1,842)	$(9,501)	$(7,890)
Depreciation and amortization	358	144	3,078	34	1,090	4,704
Corporate expenses	—	—	—	—	6,112	6,112
Stock-based compensation	151	86	228	5	1,335	1,805
Transaction and business realignment costs	—	—	301	5	99	405
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	22,609	1,400	872	24,881
Net loss (gain) on sale and retirement of assets	—	—	880	—	(7)	873
Adjusted Operating Income (loss)	$5,864	$9,719	$15,705	$(398)	$—	$30,890

	Three Months Ended December 31, 2022
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$6,164	$12,207	$2,793	$14	$(12,801)	$8,377
Depreciation and amortization	329	156	4,215	40	758	5,498
Corporate expenses	—	—	—	—	8,536	8,536
Stock-based compensation	119	10	133	1	1,104	1,367
Transaction and business realignment costs	—	—	—	7	2,161	2,168
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	10,675	—	242	10,917
Net loss on sale and retirement of assets	—	—	63	—	—	63
Adjusted Operating Income	$6,612	$12,373	$17,879	$62	$—	$36,926

The following tables reconcile Operating income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the year ended December 31, 2023, and 2022 (in thousands):

	Year Ended December 31, 2023
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$21,327	$44,928	$(33,790)	$(1,349)	$(50,255)	$(19,139)
Depreciation and amortization	1,338	623	13,323	138	3,778	19,200
Corporate expenses	—	—	—	—	25,023	25,023
Stock-based compensation	582	344	850	15	6,242	8,033
Transaction and business realignment costs	—	—	667	19	483	1,169
Impairment of intangible assets, investments, goodwill and long-lived assets	—	—	74,442	1,400	14,736	90,578
Net loss (gain) on sale and retirement of assets	—	—	177	—	(7)	170
Adjusted Operating Income	$23,247	$45,895	$55,669	$223	$—	$125,034

	Year Ended December 31, 2022
	Subscription Digital Marketing Solutions	Digital Advertising	Broadcast Advertising	Other	Corporate and Other Reconciling Items	Total
Operating income (loss)	$24,359	$42,118	$27,579	$501	$(38,967)	$55,590
Depreciation and amortization	1,240	516	13,818	153	3,317	19,044
Corporate expenses	—	—	—	—	24,428	24,428
Stock-based compensation	521	60	413	9	2,794	3,797
Transaction and business realignment costs	—	—	—	25	4,423	4,448
Impairment of long-lived assets, intangible assets and investments	—	—	26,933	120	4,061	31,114
Net gain on sale and retirement of assets	—	—	(219)	—	(56)	(275)
Adjusted Operating Income	$26,120	$42,694	$68,524	$808	$—	$138,146